                                                             Exhibit 10.8.4




                                 GUARANTY


          This GUARANTY dated as of May 17, 1996 by NRG Energy, Inc., a Delaware corporation ("Guarantor"), to Credit Suisse, as Agent for the benefit of the Lenders ("Agent") under the Credit Agreement referred to below.

          WHEREAS, pursuant to the Credit Agreement dated as of May 17, 1996 by and among (i) NRG Generating (Newark) Cogeneration Inc., a Delaware corporation ("NRG Newark"), and NRG Generating (Parlin) Cogeneration Inc., a Delaware corporation ("NRG Parlin"; NRG Newark and NRG Parlin are hereinafter collectively referred to as the "Borrowers"), (ii) Credit Suisse and each Purchasing Lender (each, a "Lender" and, collectively, the "Lenders"), and (iii) Agent (as amended, supplemented or otherwise modified from to time, the "Credit Agreement"), the Lenders have agreed, among other things, to make available to Borrowers certain Loans as well as a Debt Service Line of Credit Facility on the terms and subject to the conditions set forth in the Credit Agreement;

          WHEREAS, a portion of the proceeds of the Loans made to the Borrowers by the Lenders will be distributed to NRG Generating (U.S.) Inc., a Delaware corporation ("NRG Generating"), and used by NRG Generating to repay certain obligations of NRG Generating to Guarantor;

          WHEREAS, Guarantor will benefit from the Loans and the Debt Service Line of Credit Facility to be made available to NRG Newark and NRG Parlin by the Lenders pursuant to the Credit Agreement; and

          WHEREAS, the Credit Agreement requires as a condition precedent to the making available of the Loans and the Debt Service Line of Credit Facility that Guarantor shall have executed and delivered this Guaranty to Agent;

          NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make available and maintain the Loans and the Debt Service Line of Credit Facility under the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees with Agent as follows:

          1. Definitions. Unless otherwise defined herein, any capitalized terms used herein shall have the meaning assigned to such term in the Credit Agreement. As used herein, the following terms shall have the following meanings and such meanings shall be applicable to the singular and plural form thereof giving effect to the numerical difference:



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          "Appropriate NJDEP Notification" means either (a) a No Further
Action Letter from NJDEP or (b) a Conditional No Further Action Letter from NJDEP accompanied by (i) a classification exception area determination from NJDEP in respect of the area which includes the Newark Project or (ii) institutional controls (including, without limitation, a Declaration of Environmental Restrictions) agreed to by NRG Newark and NJDEP and approved by Agent (such approval not to be unreasonably withheld).

          "Excess Amounts" means the sum of (a) amounts paid by Guarantor pursuant to Section 2.1(c) hereof to discharge Non-ISRA Environmental Pre-Existing Liabilities in excess of $1,000,000, (b) amounts paid by Guarantor pursuant to Section 2.1(c) hereof to discharge ISRA Related Pre-Existing Liabilities in excess of $2,000,000 and (c) amounts paid by Guarantor pursuant to Section 2.1(c) hereof to discharge General Pre-Existing Liabilities in excess of $2,000,000.

          "NJDEP"  means the New Jersey Department of Environmental
Protection.

          "Pre-Existing Liabilities Guaranty Amount" means an amount equal to (a) prior to the earlier of (i) the date NRG Newark receives an Appropriate NJDEP Notification and (ii) the fifth anniversary of the Initial Funding Date, $2,000,000, plus (b) prior to the third anniversary of the Initial Funding Date, $2,000,000, plus (c) prior to the fifth anniversary of the Initial Funding Date, $1,000,000, less (d) the Pre-Existing Liabilities Credit Amount; provided, however, that in no event shall the Pre-Existing Liabilities Guaranty Amount be less than zero; provided, further, however, (A) Guarantor's liability under, and the period set forth in, the foregoing clause (a) shall be extended if, and to the extent that, any formal proceeding or investigation by any Governmental Authority has been instituted against NRG Newark with respect to any ISRA Related Pre-Existing Liabilities until such proceeding or investigation has been resolved to the reasonable satisfaction of Agent, (B) Guarantor's liability under, and the period set forth in, the foregoing clause (b) shall be extended if, and to the extent that, any claim has been asserted in writing against either Borrower by a third party or any formal proceeding or investigation by any Governmental Authority has been instituted against either Borrower with respect to any General Pre-Existing Liabilities until such claim, proceeding or investigation has been resolved to the reasonable satisfaction of Agent and (C) Guarantor's liability under, and the period set forth in, the foregoing clause (c) shall be extended if, and to the extent that, any claim has been asserted in writing against either Borrower by a third party or any formal proceeding or investigation by any Governmental Authority has been instituted against either Borrower with respect to any



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Non-ISRA Environmental Pre-Existing Liabilities until such claim, proceeding or investigation has been resolved to the reasonable satisfaction of Agent.

          "Pre-Existing Liabilities Credit Amount" means as of any date (a) prior to the third anniversary of the Initial Funding Date, the sum of (i) amounts paid by Guarantor pursuant to Section 2.1(c) hereof to discharge Non-ISRA Environmental Pre-Existing Liabilities and General Pre-Existing Liabilities, (ii) any Excess Amounts and (iii) amounts paid by Guarantor to discharge ISRA Related Pre-Existing Liabilities pursuant to Section 2.1(c) hereof prior to the date NRG Newark receives an Appropriate NJDEP Notification and (b) after the third anniversary of the Initial Funding Date, the sum of (i) amounts paid by Guarantor pursuant to Section 2.1(c) hereof to discharge Non-ISRA Environmental Pre-Existing Liabilities, (ii) any Excess Amounts and (iii) amounts paid by Guarantor to discharge ISRA Related Pre-Existing Liabilities pursuant to Section 2.1(c) hereof prior to the date NRG Newark receives an Appropriate NJDEP Notification.

          2.   Guaranty.

          2.1 Guaranty Unconditional. (a) Guarantor hereby unconditionally and irrevocably guaranties, as a primary obligor and not merely as a surety, to the Lenders and their successors, indorsees, transferees and assigns, the prompt and complete payment of the Obligations on the Initial Maturity Date if on such date (i) the New Jersey Board of Public Utilities order approving the Third Amendment to the Newark Power Purchase Agreement has been appealed to an appropriate court and such appeal has not been dismissed on or prior to such date or (ii) the New Jersey Board of Public Utilities order approving the Interim Gas Service Agreement has been appealed to an appropriate court and such appeal has not been dismissed on or prior to such date.

          (b) Guarantor hereby unconditionally and irrevocably guaranties, as a primary obligor and not merely as a surety, to the Lenders and their successors, indorsees, transferees and assigns, the prompt and complete payment when due of any amount due pursuant to Section 2.8(d) of the Credit Agreement.

          (c) Guarantor hereby unconditionally and irrevocably guaranties, as a primary obligor and not merely as a surety, to the Lenders and their successors, indorsees, transferees and assigns, the prompt and complete payment when due of any Pre-Existing Liabilities; provided, however, that the obligations of Guarantor under this Section 2.1(c) shall be limited to the Pre-Existing Liabilities Guaranty Amount.



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          (d)  Guarantor hereby unconditionally and irrevocably guaranties, as a primary obligor and not merely as a surety, to the Lenders and their successors, indorsees, transferees and assigns, the prompt and complete payment within five days following receipt by Guarantor of written notice by Agent containing a demand for payment of any damage, loss, cost or expense (including, without limitation, any loss of revenues under the Newark Power Purchase Agreement and reasonable legal fees) suffered or incurred by NRG Newark or the Secured Parties arising out of, relating to or resulting from the failure of NRG Newark to deliver to Agent each of the items required to be delivered pursuant to Section 5.40 of the Credit Agreement within the time period required thereby.

          2.2 Payments by Guarantor. (a) All payments owing by Guarantor hereunder shall be made in cash in immediately available funds and shall be payable directly to Agent, for application as provided in the Credit Agreement.

          (b)  Upon receipt of all payments owing by Guarantor pursuant to
Section 2.1(a) or (b) hereof, each Lender shall endorse and deliver to Guarantor, without recourse to such Lender, the Initial Loan Note executed in favor of such Lender and shall, at Guarantor's expense, execute and deliver such instruments, documents, agreements or stock certificates as Guarantor shall reasonably request to transfer of record or otherwise perfect a lien in, all collateral security for, and other rights relating to, the Initial Loan Note to Guarantor.

          (c) Any payments owing by Guarantor pursuant to Section 2.1(c) hereof may be made, as between Guarantor and Borrowers, in the form of subordinated loans by Guarantor to Borrowers or its Affiliates, provided that any such loans shall be fully subordinated to all of Borrowers' obligations under the Loan Instruments pursuant to documents in form and substance reasonably satisfactory to Agent and containing the subordination provisions set forth in Exhibit I to the Credit Agreement.

          2.3 No Effect on Guaranty. The obligations of Guarantor under this Guaranty shall not be altered, limited, impaired or otherwise affected by:

          (a) any rescission of any demand for payment of any of the Obligations or any failure by Agent or any of the other Lenders to make any such demand on Borrower or on any other guarantor or to collect any payments from Borrower or from any other guarantor or any release of Borrower or any other guarantor;

          (b) any renewal, extension, modification, amendment, acceleration, compromise, waiver, indulgence, rescission,



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discharge, surrender or release, in whole or in part, of the Credit
Agreement or any other Loan Instrument or the Obligations, or the liability of any party to any of the foregoing or for any part thereof or any collateral security therefor or guaranty thereof;

          (c) the validity, regularity or enforceability of any of the Obligations or of the Credit Agreement or any other Loan Instrument;

          (d) any failure by Agent or any of the other Lenders to protect, secure, perfect, record, insure or enforce any Security Document or Collateral subject thereto at any time constituting security for the Obligations;

          (e) any act or omission of Agent or any of the other Lenders relating in any way to the Obligations or to Borrower, including, without limitation, any failure to bring an action against any party liable on the Obligations, or any party liable on any guaranty of the Obligations, or any party which has furnished security for the Obligations, or to apply any funds of any such party held by Agent or any of the other Lenders, or to resort to any Collateral or collateral of any other guarantor;

          (f) any defense, set-off or counterclaim which may at any time be available to or be asserted by or on behalf of Borrower or Guarantor against Agent or any of the other Lenders or any circumstance which constitutes, or might be construed to constitute, an equitable or legal discharge of Borrower or of any other guarantor for any of the Obligations, in bankruptcy or in any other instance;

          (g) any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other guarantor or any defense which Borrower or any other guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding; or

          (h) any change, whether direct or indirect, in the Guarantor's relationship to Borrower, including, without limitation, any such change by reason of any merger or any sale, transfer, issuance, or other disposition of any stock of Borrower, Guarantor or any other entity.

          2.4 Continuing Guaranty. This Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment when due, and not of collection only, and the obligations of Guarantor hereunder shall not be conditioned or contingent upon the pursuit by Agent or any of the other



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Lenders at any time of any right or remedy against Borrower or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any Collateral or guaranty therefor. This Guaranty shall remain in full force and effect until all of the Obligations shall have been satisfied by payment in full.

          2.5 Reinstatement of Guaranty. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of the Obligations is avoided, rescinded or must otherwise be restored or returned by Agent or any of the other Lenders to Borrower or its representative or to any other guarantor for any reason including as a result of any insolvency, bankruptcy or reorganization proceeding with respect to Borrower or Guarantor, all as though such payment had not been made.

          2.6 Financial Condition of Borrower. Loans under the Credit Agreement may be granted to Borrower or continued from time to time without notice to or authorization from Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation. Neither Agent nor any of the other Lenders shall have any obligation to disclose or discuss with Guarantor its assessment of the financial or other condition of Borrower.

          3. Right of Set-Off. Agent and the other Lenders are hereby authorized to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Lender shall have made any demand under this Guaranty and although such deposits, indebtedness, or obligations may be unmatured or contingent. Such Lender agrees to notify Guarantor promptly of any such set-off and the application thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          4. Taxes. Any and all payments or reimbursements made hereunder shall be made net, free and clear of and without deduction for any and all Taxes, and all liabilities with respect thereto. If Guarantor shall be required by law to deduct any such Taxes from or in respect of any sum payable hereunder to Agent or any other Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, the Lender receives an amount equal to the sum it would have received had no such deductions been made. Guarantor hereby indemnifies and agrees to hold



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Agent and each other Lender harmless from and against all Taxes attributable to the transactions made under this Guaranty.

          5. Subrogation. Guarantor hereby agrees that, notwithstanding anything to the contrary in this Guaranty or any other Loan Instrument, until all Obligations are paid in full Guarantor shall not be entitled to be subrogated to any of the rights of the Lenders against Borrower or any collateral security or guaranty held by the Lenders for the satisfaction of any of the Obligations, nor shall Guarantor seek any reimbursement, indemnity, exoneration or contribution from Borrower in respect of payments made by Guarantor hereunder. Notwithstanding the foregoing, if any amount shall be paid to Guarantor on account of such subrogation, reimbursement, indemnity, exoneration or contribution rights, such amount shall be held by Guarantor in trust for the Lenders, segregated from other funds of Guarantor, and shall be turned over to Agent for the benefit of the Lenders, in the exact form received by Guarantor (duly endorsed by Guarantor to Agent for the benefit of the Lenders, if required), to be applied against such amounts in such order as Agent may elect. This
Section 5 shall inure to the benefit of the Agent and the other Lenders and their respective successors and assigns.

          6. Representations and Warranties. The Guarantor represents and warrants to Agent and the other Lenders that:

               (a) Guarantor (i) is a corporation duly organized and validly existing under the Laws of its jurisdiction of incorporation and
(ii) has all requisite corporate power and authority to execute, deliver and perform this Guaranty and each other Loan Instrument to which it is a party.

               (b) Guarantor is duly qualified and in good standing in each jurisdiction where the failure to maintain such qualification or good standing could reasonably be expected to result in a Material Adverse Effect.

               (c) The execution, delivery and performance by Guarantor of this Guaranty and each other Loan Instrument to which it is a party has been duly authorized by all necessary corporate action and shareholder action.

               (d) The execution, delivery and performance by Guarantor of this Guaranty and each other Loan Instrument to which it is a party does not and will not: (1) violate any provision of Law applicable to Guarantor, where such violation could reasonably be expected to result in a Material Adverse Effect; (2) violate the certificate of incorporation or by-laws of Guarantor, (3) violate, conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a



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default under any contract, agreement, indenture or instrument to which
Guarantor is a party or by which its respective properties are bound, where such violation, conflict, breach or default could reasonably be expected to result in a Material Adverse Effect; (4) result in or require the creation or imposition of any Lien upon any of the properties or assets of Guarantor (other than Permitted Liens); or (5) require any approval or consent of any Person under any contractual obligation of Guarantor.

               (e) The execution, delivery and performance by Guarantor of this Guaranty and each other Loan Instrument to which it is a party does not and will not require any filing or registration with, consent or approval or authorization of, or notice to, or other action to, with or by, any Governmental Authority, regulatory body or any other Person, except where the failure to so file or register could not reasonably be expected to result in a Material Adverse Effect.

               (f) This Guaranty and each other Loan Instrument to which Guarantor is a party are the legal, valid and binding obligation of Guarantor enforceable against Guarantor, in accordance with their terms except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditor rights and subject to general equitable principles.

          7. Costs and Expenses. Guarantor shall pay all reasonable costs and expenses of Agent and the other Lenders (including, without limitation, attorneys' fees and disbursements) incurred in connection with the enforcement of, or collection of any amounts due under, this Guaranty. Guarantor shall pay all reasonable costs and expenses of Agent (including, without limitation, attorneys' fees and disbursements) incurred in connection with (a) any waiver, extension, amendment or modification of any provision of this Guaranty, or (b) the administration of this Guaranty.

          8. Termination of Guaranty. (a) Guarantor's obligations under Sections 2.1(a) and (b) hereof shall terminate at such time as the New Jersey Board of Public Utilities orders approving the Third Amendment to the Newark Power Purchase Agreement and the Interim Gas Service Agreement, as such orders are in effect on the date hereof, become final and nonappealable.

          (b) Guarantor's obligations under Section 2.1(c) hereof shall terminate on the date on which the Pre-Existing Liabilities Guaranty Amount is equal to zero.



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          (c)   Guarantor's obligations under Section 2.1(d) hereof shall
terminate upon receipt by Agent of each of the items required to be delivered by NRG Newark pursuant to Section 5.40 of the Credit Agreement within the time period required thereby.

          (d) From time to time upon written request of Guarantor, Agent shall provide written confirmation to Guarantor regarding the extent to which Guarantor's obligations under this Guaranty have terminated.

          9. Renewals, Extensions, Modifications, etc. Guarantor hereby consents and agrees that, without the necessity of any reservation of rights against Guarantor, (a) any demand for payment of any of the Obligations made by Agent or any of the other Lenders may be rescinded and any of the Obligations continued; (b) the Obligations or the liability of any party upon or for any part thereof or any collateral security thereof or guaranty thereof, may from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered or released by Agent or any of the other Lenders; (c) the Credit Agreement, the Notes, and any other instrument or agreement evidencing, relating to, securing or guaranteeing any of the Obligations, may be amended, modified, supplemented or terminated, in whole or in part, as Agent or any of the other Lenders may deem advisable from time to time; and (d) any collateral security at any time held by Agent for the payment of any of the Obligations may be sold, exchanged, waived, surrendered or released, all without notice to or further assent by Guarantor, who will remain bound hereunder as specified herein notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. Guarantor acknowledges and agrees that neither Agent nor any of the other Lenders has any obligation to provide Guarantor with any information regarding Borrower or any other guarantor of the Obligations and that Guarantor has the ability to obtain without the assistance of Agent or any other Lender all such information.

          10. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Agent or any other Lender in the exercise of any power, right or privilege under this Guaranty or any other Loan Instruments to which Guarantor is a party and no course of dealing with respect thereto shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any power, right or privilege thereunder preclude any other or further exercise thereof or the exercise of any other power, right or privilege. All rights and remedies existing under this Guaranty and the other Loan Instruments to which Guarantor is a



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party are cumulative to, and not exclusive of, any rights and remedies provided by law or otherwise available.

          11. Waiver of Demand, Protest, Notice, etc. Guarantor waives presentment, demand and protest and notice of presentment, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all notes, commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent or any of the other Lenders on which Guarantor may in any way be liable.

          12. Amendment; Assignment. No amendment, modification, termination, or waiver of any provision of this Guaranty or any other Loan Instrument to which Guarantor is a party, or consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Agent. Guarantor hereby consents to any Lender's sale, assignment, transfer or other disposition (including participations and obtaining co-lenders) at any time and from time to time hereafter, of this Guaranty, the Loan Instruments or of any portion thereof, including, without limitation, Lender's rights, titles, interests, remedies, powers, duties and/or obligations hereunder or thereunder, in each case, to the extent permitted in Section 8.6 of the Credit Agreement.

          13. Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Guaranty, or any other Loan Instrument to which Guarantor is party, shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Guaranty or any other Loan Instrument to which Guarantor is a party or of such provision or obligation in any other jurisdiction.

          14. Successors and Assigns. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Guarantor may not assign its rights or obligations hereunder or any portion hereof without the prior written consent of Agent.

          15. Applicable Law. This Guaranty shall be governed and controlled by, and shall be construed and enforced in accordance with, the Laws of the State of New York, without regard to the principles of conflict of laws.

          16. Consent to Jurisdiction and Service of Process. (a) Any legal action or proceeding against Guarantor with respect to this Guaranty or any other Loan Instrument may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Guaranty,



                               10



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Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Guarantor agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon the Borrowers, and may be enforced in any other jurisdiction by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. Guarantor hereby irrevocably designates, appoints and empowers CT Corporation System, 1633 Braodway, New York, NY, 10019, as its designee, appointee and agent to receive and accept service of any and all legal process, summons, notices and documents arising out of this Guaranty. If for any reason such designee, appointee and agent shall cease to be available to act as such, Guarantor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to Agent. Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Guarantor, at its address set forth in Section 18 hereof, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Guarantor in any other jurisdiction.

          (b) Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Loan Instrument brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          17. Waiver of Jury Trial. Guarantor and Agent hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Guaranty, any other documents, the Collateral or any dealings between them relating to the subject matter of this Guaranty and the other Loan Instruments and the lender/guarantor relationship that is being established. Guarantor and Agent also waive any bond or surety or security upon such bond which might, but for this waiver, be required of secured parties. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Guarantor and Agent each acknowledge that this waiver is a



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material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Guaranty and that each will continue to rely on the waiver in their related future dealings. Guarantor and Agent further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and the waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Guaranty, the other Loan Instruments, or to any other documents or agreements relating thereto. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

          18.  Notices.  Except as otherwise expressly provided herein,
(a) all notices and other communications provided for hereunder shall be provided in writing (including telegraphic, facsimile or cable communication) and shall be sent by telecopy, telegraph or cable with the original of such communication dispatched by (if inland) overnight or (if overseas) international courier and, if such courier service is not available, by registered airmail (or, if inland, registered first-class mail) with postage prepaid to Guarantor and Agent at their respective addresses specified below, or at such other address as shall be designated by such party in a written notice to the other party hereto and (b) all such notices and communications shall, when mailed, telegraphed, telecopied, or cabled or sent by overnight courier, be effective seven
(7) days after being deposited in the mails in the manner as aforesaid, when delivered to the telegraph company or cable company (if inland), one
(1) day or (if overseas) three (3) days after delivery to a courier in the manner as aforesaid, as the case may be, or when sent by telecopier:

          Addresses:


          If to Guarantor:

          NRG Energy, Inc.
          1221 Nicollet Mall
          Minneapolis, MN  55403-2445

          Attn :  Chief Financial Officer
          Tel  :  (612) 373-5391
          Fax  :  (612) 373-5312

          with a copy to:

          NRG Energy, Inc.
          1221 Nicollet Mall

          Suite 700
          Minneapolis, MN  55403

          Attn :  General Counsel
          Tel  :  (612) 373-5367
          Fax  :  (612) 373-5392


          If to Agent:

          CREDIT SUISSE
          Tower 49
          12 East 49th Street
          New York, New York  10017

          Attn :  Project Finance
          Tel  :  (212) 238-5462
          Fax  :  (212) 238-5390


          19. Headings. All headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

          20. Financial Statements; Reports. Guarantor agrees that it will provide to the Agent on a timely basis all financial statements, reports, letters and certificates of Guarantor which Borrower is required to deliver to Agent pursuant to Section 5.8 of the Credit Agreement, and agrees that all such financial statements, reports, letters and certificates will be prepared in accordance with and conform to the provisions of such Section of the Credit Agreement.

          21. Monitoring of Appeals. Guarantor hereby agrees to use reasonable efforts to monitor, and agrees to cause NRG Generating (U.S.) Inc. and NRG Newark to monitor, the filing of, and the progress of, any appeal of the New Jersey Board of Public Utilities orders approving the Third Amendment to the Newark Power Purchase Agreement and the Interim Gas Service Agreement. Upon obtaining actual knowledge thereof, Guarantor hereby agrees to provide to Agent and to cause NRG Generating (U.S.) Inc. and NRG Newark to provide to Agent, prompt notice of the filing of any appeal of the New Jersey Board of Public Utilities orders approving the Third Amendment to the Newark Power Purchase Agreement and the Interim Gas Service Agreement and to keep Agent reasonably informed of the progress of any such appeal.

          22. Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided under any other Loan Instrument or by law. Agent and the Lenders shall have all of the rights and remedies granted under the other Loan Instruments, and available under law or in equity, and these same rights and remedies may be pursued separately, successively or concurrently.

          23. Counterparts. This Guaranty and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by the different parties in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute one and the same instrument. This Guaranty shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

          24. No Third Party Beneficiaries. Nothing contained in this Guaranty shall be deemed to indicate that this Guaranty has been entered into for the benefit of any person other than the Agent and the Lenders. This Guaranty shall inure to the sole benefit of the Agent and the Lenders and no other person or entity shall be entitled to rely thereon.

          IN WITNESS WHEREOF, this Guaranty has been duly executed as of the date and year first above written.


                              NRG ENERGY, INC.



                              By:/s/  Valorie A. Knudsen
                               Name:  Valorie A. Knudsen
                               Title: V.P. Finance & Controller



Agreed and Accepted as of this
20th day of May, 1996


CREDIT SUISSE, as Agent



By: /s/    Guy Cirincione
    Name:  Guy R. Cirincione
    Title: Member of Senior Management


By: /s/    Louis Iaconetti
    Name:  Louis D. Iaconetti
    Title: Associate